EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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                            State of                                    %
  Name of Subsidiary     Incorporation            Owner            Ownership



The Westcap Corporation  Delaware       National Western Life            100%
                                        Insurance Company
NWL Investments, Inc.    Texas          National Western Life            100%
                                        Insurance Company
NWL Properties, Inc.     Texas          National Western Life            100%
                                        Insurance Company
NWL 806 Main, Inc.       Texas          National Western Life            100%
                                        Insurance Company
NWL Services, Inc.       Nevada         National Western Life            100%
                                        Insurance Company
NWL Financial, Inc.      Nevada         National Western Life            100%
                                        Insurance Company
National Annuity         Texas          NWL Properties, Inc.             100%
Programs, Inc.

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The subsidiaries conduct business under the same corporate names as detailed above.